Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 20, 2024, with respect to the consolidated financial statements of Owens & Minor, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Richmond, Virginia
May 10, 2024